Exhibit 99.1

Clearday Inc. Appoints John Bergeron as Chief Financial Officer

December 14, 2021 -- Clearday, Inc. (OTCQB: CLRD) announced today that John Bergeron joined the company as chief financial officer effective December 8, 2021.

John will be responsible for leading the development of the financial strategy to support the business, including investment strategies and five-year financial plans. John will also oversee financial budgeting, planning and analysis, audit, and tax compliance for Clearday, as well as risk management, accounting, and treasury responsibilities.

James Walesa, CEO of Clearday, stated, “I am excited to welcome John to the Clearday leadership team as CFO. He brings extensive financial experience, accounting and tax knowledge and deep industry and capital markets insights. I know John will be a natural fit in our Clearday culture, and I’m looking forward to working with him and our entire team as our business enters a new phase of exciting growth ahead.”

“I want to thank Randy for his tremendous contributions to Clearday and for the role he played in shaping our business and setting the foundation for our future success,” said Mr. Walesa.

“I’m honored to join the team at Clearday during such an important time in the company’s evolution,” said Mr. Bergeron. “The opportunity to contribute to the work already underway is exciting, and the possibilities of what Clearday can achieve are truly inspiring. I look forward to partnering with not only the leadership team, but the entire company, on their journey.”

Since October 2011, Mr. Bergeron served as Chief Financial Officer of Spine Injury Solutions and as a Member of the Board of Directors since July 2010. From May 2008 through September 2014, he served as President of Jolpeg Inc., a private firm that consults on financial matters in service industries. From May 2002 until May 2008, Mr. Bergeron served as Divisional Controller of Able Manufacturing, a division of NCI Group, Inc, where his responsibilities included financial reporting, budgeting and Sarbanes-Oxley Act compliance. Prior to that, Mr. Bergeron worked as controller of different internet companies and as an accounting manager for several other private firms. He has also worked as an auditor for Arthur Andersen. Mr. Bergeron has more than thirty years’ experience in financial management and corporate development of manufacturing and service industry companies. He has extensive experience in financial reporting of public companies, risk management, business process re-engineering, structuring and implementing accounting procedures and internal control programs for Sarbanes-Oxley Act compliance. Mr. Bergeron is a Certified Public Accountant. He received a Bachelor of Business Administration in Accounting from Lamar University in 1979.

About Clearday™

Clearday™ is an innovative non-acute longevity health care services company with a modern, hopeful vision for making high quality care options more accessible, affordable, and empowering for older Americans and those who love and care for them. Clearday has decade-long experience in non-acute care through its subsidiary Memory Care America, which operates highly rated residential memory care communities in four U.S. states. Clearday at Home – its digital service – brings Clearday to the intersection of telehealth, Software-as-a-Service (SaaS), and subscription-based content.

Learn more about Clearday at www.myclearday.com.

Learn more about Clearday at Home at www.cleardayathome.com.

Learn more about Clearday Clubs at clubs.myclearday.com.

Learn more about the Clearday Network at https://business.cleardayathome.com

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are not guarantees of future performance. Actual results may differ materially from those indicated by forward-looking statements as a result of various factors, risks and uncertainties. These forward-looking statements should not be relied upon as representing Clearday’s views as of any date subsequent to the date hereof. Except as required by applicable law, Clearday undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations

Andrew Barwicki

516-662-9461 / andrew@barwicki.com